COMPONENT AND MANUFACTURED PRODUCTS SUPPLY AGREEMENT

            This COMPONENT AND MANUFACTURED PRODUCTS SUPPLY AGREEMENT (this "Agreement") is dated as of March 30, 1998, by and between Harnischfeger Corporation, a Delaware corporation ("Harnco"), and Morris Material Handling, Inc., a Delaware corporation ("MMH") (collectively, the "Parties").

                              W I T N E S S E T H:

            WHEREAS, pursuant to that certain Recapitalization Agreement dated as of January 28, 1998, as amended to date, by and between, among other parties, MHE Investments, Inc. and Harnco (the "Recapitalization Agreement"), Harnco and certain Affiliates of Harnco have agreed to sell, and MHE Investments, Inc. has agreed to purchase a controlling interest in the MHE Business;

            WHEREAS, in connection therewith, MMH and Harnco desire that Harnco provide those Companies engaged in the MHE Business in the U.S. (the "U.S. Companies") with certain manufacturing and other services as set forth herein; and

            WHEREAS, capitalized terms used herein and not otherwise defined herein have the meanings given to such terms in the Recapitalization Agreement;

            NOW, THEREFORE, in consideration of the premises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Harnco and MMH agree as follows:

            1. Harnco's Obligations. During the term of this Agreement as set forth in Section 3 below (the "Supply Period"), subject to the terms and conditions set forth herein:

            (a) Harnco shall sell or shall cause its Affiliates to sell to MMH and MMH may purchase from Harnco Manufactured Products in such quantities as requested in written purchase orders submitted by the U.S. Companies to Harnco, provided, however, that Harnco (A) shall not be required to supply Manufactured Products in excess of its actual manufacturing capacity, and (B) shall not be required to purchase additional machinery or equipment or hire any additional temporary or permanent employees. For purposes of this agreement "Manufactured Products" shall mean the products described in Annex "A" hereto.

            (b) The price and payment terms for Manufactured Products purchased by the U.S. Companies hereunder shall be in accordance with the provisions of Annex "A" hereto. In addition to the terms set forth herein, the terms and conditions of the sale of Manufactured

Products hereunder shall be in accordance with the provisions of Annex "B" hereto:

            2. Sales Documents. Any invoice, purchase order acknowledgment, purchase order or other document issued by any Party or the U.S. Companies upon the execution of this Agreement or subsequent hereto shall be deemed to (i) be for the record keeping convenience of the Parties and (ii) confirm this Agreement and not add to, delete from or change the provisions of this Agreement, unless specifically agreed upon by the Parties in writing on a case-by-case basis.

            3. Term of Agreement. Subject to Section 4, the term of this Agreement shall commence on the Closing Date and shall continue for a period of two (2) years thereafter, at which time the Agreement shall terminate.

            4. Termination.

                  (a) This Agreement may be terminated in its entirety at any time as follows:

                        (i) by the mutual written agreement of the parties
                  hereto;

                        (ii) at the election of Harnco (such election to be made
                  in writing), in the event of a material default by MMH of its obligations hereunder, which shall not have been cured within sixty (60) days after written notice given by Harnco to MMH or, in the event of a breach of a payment obligation, thirty
                  (30) days after written notice given by Harnco to MMH; or

                        (iii) at the election of MMH (such election to be made
                  in writing), in the event of a material default by Harnco of its obligations hereunder, which shall not have been cured within sixty (60) days after written notice given by MMH to Harnco.

                  (b) No termination or expiration of this Agreement, in whole or in part, shall discharge, affect or otherwise modify in any manner the rights and obligations of the parties hereto which have accrued or have been incurred prior to such termination, including, the obligation of MMH to pay to Harnco any and all amounts payable hereunder in respect of goods or services theretofore provided, or of Harnco to resolve pursuant to the terms hereof any claims identified by MMH.

            5. Assignment. This Agreement may not be assigned by either party and shall not inure to the benefit of any third party without the prior written consent of the other party, and any attempted assignment shall be null and void, except that either party may assign this Agreement to any Affiliate.

            The foregoing notwithstanding, MMH (and any permitted successor or assign)
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may assign or transfer its rights hereunder as part of a merger or consolidation with, or the sale, exchange or other transfer of all or substantially all of its assets to, any Person other than an HII Competitor (as defined below). As used in this Agreement, "HII Competitor" means any Person which engages in a business or enterprise which competes with (i) any business or enterprise conducted by HII or its Subsidiaries immediately after the Closing or (ii) any other business or enterprise conducted by HII or its Subsidiaries in the future (other than as a result of the acquisition of HII by a third party). Harnco shall have the right to terminate this Agreement on 90 days prior written notice at any time after an HII Competitor (x) acquires more than 50% of MMH's (or its direct or indirect parent's) voting stock (or more than 50% of the voting stock of a permitted successor or assign) or (y) acquires, directly or indirectly, the power to direct or cause the direction of MMH's (or a permitted successor's or assign's) management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

            6. Confidentiality. Each party shall cause each of its Affiliates and each of their officers, directors and employees to hold all information relating to the business of the other party disclosed to it by reason of this Agreement confidential and will not disclose any of such information to any party unless legally compelled to disclose such information; provided, however, that to the extent that any of them may become so legally compelled they may only disclose such information if they shall first have used reasonable efforts to, and, if practicable, shall have afforded the other party the opportunity to obtain, an appropriate protective order or other satisfactory assurance of confidential treatment for the information required to be so disclosed.

            7. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Wisconsin, without regard to its conflicts of law principles.

            8. Limitation of Liability, Indemnity.

            (a) HARNCO SHALL HAVE NO LIABILITY TO MMH WITH RESPECT TO THE SALE OF PRODUCTS HEREUNDER FOR LOST REVENUES OR PROFITS OR FOR SPECIAL, CONSEQUENTIAL, EXEMPLARY OR INCIDENTAL DAMAGES OF ANY KIND WHETHER ARISING IN CONTRACT, TORT, PRODUCT LIABILITY OR OTHERWISE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH LOST PROFITS OR DAMAGES. IN NO EVENT SHALL HARNCO BE LIABLE TO MMH FOR ANY DAMAGES WHATSOEVER IN EXCESS OF THE PRICE OF PRODUCTS SOLD HEREUNDER, OTHER THAN THE COST OF HARNCO'S WARRANTY OBLIGATIONS PURSUANT TO "ANNEX B".

      IN THE EVENT THAT ANY WARRANTY OF HARNCO FAILS OF ITS ESSENTIAL PURPOSE, OR IS HELD TO BE INVALID OR UNENFORCEABLE FOR ANY REASON, IN CONSIDERATION OF THE OTHER PROVISIONS OF THIS AGREEMENT, THE PARTIES UNDERSTAND AND AGREE THAT ALL LIMITATIONS OF LIABILITY FOR SPECIAL,


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

INCIDENTAL, AND CONSEQUENTIAL DAMAGES WILL NEVERTHELESS REMAIN IN EFFECT.

            (b) MMH shall defend, indemnify and hold harmless Harnco and its Affiliates, their shareholders, and their respective officers, directors, employees, and agents from any Loss (for the purposes of this Agreement, "Loss" shall mean any and all costs and expenses, damages, and losses actually incurred) which results from or relates to the provision of the Manufactured Products pursuant to this Supply Agreement, other than the cost of Harnco's warranty obligations pursuant to "Annex B", unless such Loss is caused by the willful misconduct or gross negligence of the indemnitee.

            9. Dispute Resolution; Submission to Jurisdiction.

            (a) In the event of any dispute or disagreement between Harnco and MMH as to the interpretation of any provision of this Agreement (or the performance of obligations hereunder), the matter, upon written request of either party, shall be referred to representatives of the parties for decision, each party being represented by a senior executive officer who has no direct operational responsibility for the matters contemplated by this Agreement (the "Representatives"). The Representatives shall promptly meet in a good faith effort to resolve the dispute. If the Representatives do not agree upon a decision within 30 calendar days after reference of the matter to them, each of Harnco and MMH shall be free to exercise the remedies available to it under applicable law, subject to clause (b) below.

            (b) Each of Harnco and MMH consents to the exclusive jurisdiction of the federal courts of the Eastern District of Wisconsin for any legal action, suit or proceeding arising out of or in connection with this Agreement, and agrees that any such action, suit, or proceeding may be brought only in such courts. If such forum is not available, each of the Parties consents to the exclusive jurisdiction of the Milwaukee County Circuit Court for any such action, suit or proceeding. Each of Harnco and MMH further waives any objection to the laying of venue for any suit, action or proceeding in such courts. Each party agrees to accept and acknowledge service of any and all process that may be served in any suit, action or proceeding. Each party agrees that any service of process upon it mailed by registered or certified mail, return receipt requested to such party at the address provided in Section 11 below shall be deemed in every respect effective service of process upon such party in any such suit, action or proceeding. Each party agrees to waive any right it might have to a trial by jury in any such suit, action or proceeding.

            10. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

            11. Notices. Unless otherwise indicated herein, all notices, requests, demands or other communications to the respective parties hereto shall be deemed to have been given or


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

made when deposited in the mails, registered or certified mail, return receipt requested, postage prepaid, or by means of overnight delivery service when delivered to such service addressed or by facsimile to the respective party at the following address:

            To Harnco:       Harnischfeger Corporation
                             4400 W. National Avenue
                             Milwaukee, WI 53124-3684
                             Attn: Michael Salsieder
                                   Vice President, General Counsel and Secretary

            To MMH:          Morris Material Handling, Inc.
                             315 W. Forest Hill Avenue
                             Oak Creek, WI 53154-2999
                             Attn: General Counsel

            with a copy to:  Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                             1333 New Hampshire Avenue, N.W.
                             Suite 400
                             Washington, D.C.  20036
                             Attn: Russell W. Parks, Jr.

            12. Modification, Nonwaiver, Severability. No alleged waiver, modification or amendment to this Agreement or to Annex A or Annex B attached hereto shall be effective against either party hereto, unless in writing, signed by the party against which such waiver, modification or amendment is asserted, and referring specifically to the provision hereof alleged to be waived, modified or amended. The failure or delay of either party to insist upon the other party's strict performance of the provisions in this Agreement or to exercise in any respect any right, power, privilege, or remedy provided for under this Agreement shall not operate as a waiver or relinquishment thereof, nor shall any single or partial exercise of any right, power, privilege, or remedy preclude other or further exercise thereof, or the exercise of any other right, power, privilege, or remedy; provided, however, that the obligations and duties of either party with respect to the performance of any term or condition in this Agreement shall continue in full force and effect.

            13. Interpretation. The headings and captions contained in this Agreement and in Annex A and Annex B attached hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The use of the word "including" herein shall mean "including without limitation."

            14. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any person.


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

            15. Entire Agreement. This Agreement, the Motor Rewind Agreements with Harnco Affiliates and the Recapitalization Agreement contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, relating to such subject matter.

            16. Relationship of Parties. Harnco shall perform all of the services hereunder as an independent contractor and none of the parties shall act or represent or hold itself out as having authority to act as an agent or partner of the other parties, or in any way bind or commit the other party to any obligations. Nothing contained in this Agreement shall be construed as creating a partnership, joint venture, agency, trust or other association of any kind, each party being individually responsible only for its obligations as set forth in this Agreement.

            17. Force Majeure. If Harnco is prevented from complying, either totally or in part, with any of the terms or provisions of this Agreement by reason of fire, flood, storm, strike, lockout or other labor trouble, any law, order, proclamation, regulation, ordinance, demand or requirement of any governmental authority, riot, war, rebellion or other causes beyond the reasonable control of Harnco or other acts of God, then upon written notice to MMH, the affected provisions and/or other requirements of this Agreement shall be suspended during the period of such disability and Harnco shall have no liability to MMH or any other party in connection therewith, other than using commercially reasonable efforts to provide an alternative, if possible, and at the end of such suspended period to continue to provide any affected Manufactured Products for the balance of the term hereof and at the price therefor as set forth in "Annex A".

            18. Effectiveness. The parties' obligations under this Agreement are conditional upon the closing of the Recapitalization Agreement (the "Closing"), the occurrence of which is subject to various conditions set forth in the Recapitalization Agreement. This Agreement shall become operative if and when the Closing occurs and shall be null and void if the Closing does not occur for any reason. Nothing in this Agreement shall constitute a representation or promise that any party hereto shall proceed with the Closing or obligate any party to do so.

                            *     *     *     *     *

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date and year first set forth above.

                              HARNISCHFEGER CORPORATION


                              By: /s/ Eric Fonstad
                                 -------------------------

                              Title: Assistant Secretary
                                    ----------------------


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

                              MORRIS MATERIAL HANDLING, INC.


                              By: /s/ Michael S. Erwin
                                 -------------------------

                              Title: President
                                    ----------------------

                                     ANNEX A

Manufactured Products

For purposes of this Agreement, "Manufactured Products" shall mean products, repair parts and rebuilds as have been manufactured by Harnco at its National Avenue and Orchard Street facilities for the MHE Business from and after November 1, 1995.

Price

The price of the Manufactured Products shall be fully absorbed standard cost for normal production products and repair parts as of the date of shipment. Calculation of standard cost is to be consistent with practices in effect for all other Harnco products as of the Closing Date.

The price for rebuilds and repairs, which have no standard cost, will be fully absorbed job cost as of the date of shipment.

Prices quoted are exclusive of all Taxes (except taxes levied on Seller's income) and MMH shall pay all taxes in full or shall reimburse Seller for any such taxes paid by Seller.

Payment Terms

All invoices shall be paid not later than thirty (30) days following receipt by MMH of Seller's bill or invoice. Payments made after thirty (30) days from receipt of bills or invoices shall bear interest at the rate of 12% per annum.

                                     ANNEX B

SHIPMENT: Unless expressly stated otherwise in this Agreement, all shipments are F.C.A. Harnco's plant or warehouse and title and all risk of loss with respect to any goods shipped shall pass to MMH when such goods are delivered to the carrier at such plant or warehouse. All delivery dates are estimates of approximate dates of delivery and do not constitute a guaranty of delivery on such dates.

WARRANTIES: Harnco warrants Manufactured Products against failure due to defects in materials and workmanship for 1 (one) year after first use of 3,000 operating hours, whichever first occurs, but in no event longer than eighteen (18) months from the shipment date (the "Warranty Period"). Components and accessories not manufactured by Harnco which are warranted separately by their respective manufacturers are not warranted by Harnco and Harnco shall assign to MMH whatever rights Harnco obtains under any such warranties. Harnco warrants Services to conform in all material respects to the description of Services included in this agreement at the time of performance of such Services. All warranties and any obligations of Harnco therewith shall automatically terminate with respect to any products which are operated in excess of rated capacities or are otherwise misused, are altered or repaired in any manner not authorized by Harnco, are damaged or are not maintained in accordance with recommended practices and instructions.

THE FOREGOING WARRANTIES ARE IN LIEU OF, AND HARNCO EXPRESSLY DISCLAIMS, ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

WARRANTY REMEDIES: MMH's sole and exclusive remedy for nonconformance of any Products with the Product description or for failure due to defects in materials or workmanship in Products during the Warranty Period shall be, at Harnco's election, either Harnco's repair or correction of such nonconformance or defect or Harnco's furnishing without charge, F.C.A. Harnco's factory or warehouse, a replacement for any such nonconforming or defective part provided that Harnco is given immediate notice of any claimed nonconformance or defect and the part is available for inspection or, at the request of Harnco and at MMH's expense, delivered to Harnco. Harnco shall not be liable for the cost, including labor costs, of dismantling and installing replacement parts or for any other expense connected therewith or for any special, exemplary, incidental or consequential damages. MMH's sole and exclusive remedy for nonconformance of any Services with the foregoing warranty shall be Harnco's correction or reperformance of any such nonconforming Services provided that Harnco is given notice of any claimed nonconformance within 30 days of the performance of such Services. Except for the Harnco's direct costs incurred in correcting or reperforming nonconforming Services, Harnco shall not be liable for any other expense connected with the correction or reperformance of any Services or for any special, exemplary, incidental or consequential damages.

THE FOREGOING REMEDIES SHALL CONSTITUTE MMH'S SOLE AND EXCLUSIVE REMEDIES FOR BREACH OF WARRANTY AND ALL OTHER REMEDIES ARE HEREBY EXPRESSLY EXCLUDED.